CUISINE SOLUTIONS, INC. ANNOUNCES INTENT TO

 VOLUNTARILY DELIST AND DEREGISTER ITS COMMON STOCK

ALEXANDRIA, Va., August 25, 2009 (GLOBE NEWSWIRE) -- Cuisine Solutions, Inc. (NYSE Amex: FZN) announced today that it has notified the NYSE Amex (“Amex”) of its intent to voluntarily delist its common stock from Amex, in furtherance of its previous public announcement that it intends to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and cease filing reports with the Securities and Exchange Commission (the “SEC”).

The decision to voluntarily delist and deregister the common stock is a cost savings step that will reduce expenses on an annual basis associated with the Company’s Amex listing and compliance with SEC reporting requirements, which include legal, accounting and other administrative fees, particularly compliance with the Sarbanes-Oxley Act of 2002. Given the limited public trading volume and liquidity of the Company’s common stock,  the Company does not believe the benefits of having its common stock listed and registered outweigh the associated annual costs. Management believes that the expense reductions inherent in delisting and deregistering the common stock will benefit the Company and its stockholders, and ultimately will serve to maximize the value of the Company.

The Company anticipates that it will file with the SEC a Form 25 relating to the delisting of its common stock on or about September 9, 2009. The Company expects that the last day of trading of its common stock on Amex will be on or about September 9, 2009. The notice to Amex has been undertaken in anticipation of a vote by the Company’s stockholders at a special meeting to be held September 9, 2009 on proposals to effect a 1-for-5,000 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock followed immediately by a 5,000-for-1 forward stock split (the “Forward Stock Split” and, together with the Reverse Stock Split, the “Transaction”).  As a result of the Transaction, each share of common stock held by a stockholder of record owning fewer than 5,000 shares immediately prior to the effective time of the Reverse Stock Split will be converted into the right to receive $1.30 in cash, without interest, on a pre-split basis (the “Consideration Price”).  The Transaction is being undertaken by Cuisine Solutions for the purpose of reducing the number of stockholders to less than 300 such that it can deregister its common stock pursuant to applicable Exchange Act rules and, consequently, cease filing reports with the SEC. The record date for the special meeting was August 3, 2009 and the Company filed a definitive proxy statement with the SEC regarding the proposed Transaction on August 7, 2009.

This news release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act.  Examples of such forward looking statements include statements concerning the completion of the Transaction described herein, the proposed terms of the Transaction, , including the ratios of the Reverse Stock Split and the Forward Stock Split and the Consideration Price, the timing of the effectiveness of the Reverse Stock Split and the Forward Stock Split and the deregistration and delisting of the common stock, the anticipated cost savings from implementing the Transaction, and the ability of the Company to grow stockholder value as a private company following the deregistration of the common stock. Actual results may differ from those expressed or implied by such forward looking statements as a result of numerous risks and uncertainties including, without limitation, the approval of the Transaction described herein by stockholders, the costs associated with the Company's operations following the completion of the Transaction, as well as the risks and uncertainties discussed in the "Risk Factors" sections of the Company's filings with the SEC. Material changes in any of these or other financial factors may cause actual results to differ materially from any projections made herein. The Company is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, except as required by law.

CONTACT:  Cuisine Solutions, Inc.

          Ronald Zilkowski, Chief Financial Officer

          703-270-2900